Exhibit 4.17

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INCREMENTAL NOTE PURCHASE WARRANT

INTERACTIVE STRENGTH INC.

Warrant No.: 1 Maximum Face Value of Notes Issuable: $1,000,000	Initial Exercise Date: January 28, 2025

THIS INCREMENTAL NOTE PURCHASE WARRANT (the “Incremental Warrant”) certifies that, for value received, TR Opportunities I LLC or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the later of (i) the Maturity Date (as defined in the Note) of the most-recently issued Note or Incremental Note and (ii) the two (2) year anniversary of the Registration Effectiveness Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Interactive Strength Inc., a Delaware corporation (the “Company”), (i) one or more secured convertible promissory notes, convertible into common stock of the Company, par value $0.001 per share (the “Common Stock”), in the form attached to this Incremental Warrant as Exhibit A hereto (each a “Note”, and collectively, the “Notes”) and (ii) a warrant to purchase up to 207,469 shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Common Warrant”). The purchase price of a Note and Common Warrant, or portion thereof, under this Incremental Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used but not defined in this Section 1 or elsewhere in this Incremental Warrant shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of January 28, 2025, by and among the Company and the Purchasers set forth on the signature pages thereto (the “Purchase Agreement”).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

Exhibit 4.17

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Effectiveness Date” shall have the meaning set forth in the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market, during the period beginning at 4:00 a.m., New York time, and ending at 8:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 04:00 start time and 20:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25 of the Note. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Incremental Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Note in the face value specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Incremental Warrant to

Exhibit 4.17

the Company until the Holder has purchased all of the Notes available hereunder and the Incremental Warrant has been exercised in full, in which case, the Holder shall surrender this Incremental Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Incremental Warrant resulting in purchases of a portion of the total number of Notes available hereunder shall have the effect of lowering the outstanding number of Notes purchasable hereunder in an amount equal to the applicable number of Notes purchased. The Holder and the Company shall maintain records showing the number of Notes purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Incremental Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Notes hereunder, the number of Notes available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price to fund the purchase of the maximum face value of Notes and the Common Warrant issuable under this Incremental Warrant shall be $900,000, subject to adjustment hereunder (the “Exercise Price”). For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, in the event the Holder delivers a Notice of Exercise for the purchase of a Note with a face value less than the maximum face value of Notes issuable under this Incremental Warrant, the Exercise Price for the purchase of such Note shall be 90% of the face value of such Note specified in the applicable Notice of Exercise.

c)	Mechanics of Exercise.

i. Delivery of Notes and Common Warrant Upon Exercise. The Company shall (i) transmit the Notes purchased hereunder to the Holder by physical delivery of a duly authorized Note, registered on the Company’s books and records register in the name of the Holder or its permitted assignee, for the funded amount of the Note to which the Holder is entitled and (ii) issue and deliver (via reputable overnight courier) a duly authorized Common Warrant, registered in the name of the Holder or its designee, pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Note(s) and the Common Warrant with respect to which this Incremental Warrant has been exercised, irrespective of the date of delivery of the Note(s); provided payment of the aggregate Exercise Price is received within two (2) Trading Days following delivery of the Notice of Exercise.

ii. Delivery of New Incremental Warrants Upon Exercise. If this Incremental Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Incremental Warrant certificate, at the time of delivery of the Note(s), deliver to the Holder a new Incremental Warrant evidencing the rights of the Holder to purchase the unpurchased Note(s) called for by this Incremental Warrant, which new Incremental Warrant shall in all other respects be identical with this Incremental Warrant.

iii. Rescission Rights. If the Company fails to deliver a Note and the Common Warrant by the 3rd Trading Day following the Note Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Call Provision. Subject to the provisions of this Section 2(c), if, no earlier than 60 Trading Days following the Registration Effective Date (each, a “Funding Date”), (i) the VWAP of the Common Stock (as defined in the Note) for each of 60 Trading Days (the “Measurement Period,” which 60 consecutive Trading Day period shall not have commenced until after the applicable Funding Date) is greater than the quotient of (x) the

Exhibit 4.17

Conversion Price then in effect divided by (y) 130% (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the initial issuance date of this Incremental Warrant), (ii) the trading volume of the Common Stock on the Principal Market (as defined in the Note) for such Measurement Period exceeds $860,000 per Trading Day, (iii) the Incremental Conversion Shares (as defined in the Purchase Agreement) are registered for resale pursuant to an effective registration statement, (iv) there has not been an Equity Conditions Failure (as defined in the Note), (v) the Irrevocable Transfer Agent Instructions (as defined in the Purchase Agreement is sufficient to reserve the Current Reserve Amount (as defined in the Purchase Agreement) and (vi) the Stockholder Approval (as defined in the Purchase Agreement) has been obtained, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Incremental Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to the Note(s) and the Common Warrant issuable upon exercise or cancellation of this Incremental Warrant. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Incremental Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Incremental Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Incremental Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notice of Exercise with respect to Notes subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Incremental Warrants shall first reduce to zero the number of Notes subject to such Call Notice prior to reducing the remaining Notes available for purchase under this Incremental Warrant. Subject again to the provisions of this Section 2(c)(iv), the Company may deliver subsequent Call Notices for any portion of this Incremental Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Incremental Warrant, the Company may not deliver a Call Notice or require the cancellation of this Incremental Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Incremental Warrant all Notice of Exercises delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Incremental Conversion Shares (as defined in the Purchase Agreement) and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Incremental Conversion Shares, (3) the Common Stock shall be listed or quoted for trading on the Principal Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities (as defined in the Purchase Agreement) under the Transaction Documents, and (5) the issuance of all Notes subject to a Call Notice shall not cause a breach of any provision of Section 2(c) herein. The Company’s right to call the Incremental Warrants under this Section 2(c)(iv) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Incremental Warrants. Notwithstanding the foregoing, upon the Registration Effectiveness Date, the Measurement Period shall be reduced to 20 Trading Days.

Section 3. Transfer of Warrant.

Exhibit 4.17

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(d) hereof, this Incremental Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Incremental Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Incremental Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Incremental Warrant or Incremental Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Incremental Warrant evidencing the portion of this Incremental Warrant not so assigned, and this Incremental Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Incremental Warrant to the Company unless the Holder has assigned this Incremental Warrant in full, in which case, the Holder shall surrender this Incremental Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Incremental Warrant in full. The Incremental Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Notes without having a new Incremental Warrant issued.

b) New Incremental Warrants. This Incremental Warrant may be divided or combined with other Incremental Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Incremental Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Incremental Warrant or Incremental Warrants in exchange for the Incremental Warrant or Incremental Warrants to be divided or combined in accordance with such notice. All Incremental Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Incremental Warrant and shall be identical with this Incremental Warrant except as to the number of Notes issuable pursuant thereto.

c) Warrant Register. The Company shall register this Incremental Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Incremental Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Incremental Warrant in connection with any transfer of this Incremental Warrant, the transfer of this Incremental Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Incremental Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Incremental Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Incremental Warrant and, upon any exercise hereof, will acquire the Notes and Common Warrant issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Notes and Common Warrant or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this

Exhibit 4.17

Incremental Warrant or any share certificate relating to the Notes, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Incremental Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Incremental Warrant or share certificate, if mutilated, the Company will make and deliver a new Incremental Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Incremental Warrant or share certificate.

b) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

c) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decision making regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Incremental Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Incremental Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Incremental Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Incremental Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Restrictions. The Holder acknowledges that the Notes and the Common Warrant acquired upon the exercise of this Incremental Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

f) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

g) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, Attention: Chief Executive Officer, email address trent@formelife.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service

Exhibit 4.17

addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Incremental Warrant to purchase Notes, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Incremental Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Incremental Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j) Successors and Assigns. Subject to applicable securities laws, this Incremental Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Incremental Warrant are intended to be for the benefit of any permitted Holder from time to time of this Incremental Warrant and shall be enforceable by such Holder or holder of Notes.

k) Amendment. This Incremental Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

l) Severability. Wherever possible, each provision of this Incremental Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Incremental Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Incremental Warrant.

m) Headings. The headings used in this Incremental Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Incremental Warrant.

********************

(Signature Page Follows)

Exhibit 4.17

IN WITNESS WHEREOF, the Company has caused this Incremental Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

INTERACTIVE STRENGTH Inc.

By:	/s/ Trent Ward
Name: Trent Ward
Title: Chief Executive Officer

[Signature Page to Incremental Warrant]

Exhibit 4.17

NOTICE OF EXERCISE

To: INTERACTIVE STRENGTH INC.

(1) The undersigned hereby elects to purchase $________ face value of Notes of the Company and a Common Warrant to purchase ______ shares of Common Stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue said Notes and Common Warrant in the name of the undersigned or in such other name as is specified below:

The Notes and Common Warrant shall be delivered to the following [Address]:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

Exhibit 4.17

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] of the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________________________ whose address is _______________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Incremental Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Incremental Warrant.

Exhibit 4.17

Exhibit A

Form of Note

(attached)

Exhibit 4.17

Exhibit B

Form of Common Warrant

(attached)